Exhibit 99.1

Augmedix Reports First Quarter 2021 Financial Results

SAN FRANCISCO, Calif. – May 13, 2021 – Augmedix, Inc. (OTCQX: AUGX), a leading provider of remote medical documentation and live clinical support, today reported financial results for the three months ended March 31, 2021.

“We are pleased with our ability to deliver a strong first quarter performance despite some ongoing challenges posed by the pandemic. Notably, we expanded our relationship with one of our enterprise customers and continued to experience bookings momentum,” said Manny Krakaris, Chief Executive Officer of Augmedix. “2021 has started off strong because we continue to lead the way in clinical documentation innovation with our best-in-class Live and Notes offerings. Our strategy to bring ambient, mobile, remote, and real-time documentation functionality to major health systems is working very well.”

First Quarter 2021 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended March 31, 2020.

●	Total revenue was $4.8 million, an increase of 21% compared to $4.0 million

●	Dollar-based Net Revenue Retention was 113% for our Health Enterprise customers compared to 108% in 4Q20

●	GAAP Gross Margin expanded 960 basis points to 44% compared to 35%. Cost of revenue increased by only 3%. Adjusted gross margin, which excludes stock-based compensation, grew to 46% from 35%

●	GAAP Operating Expenses were $6.5 million compared to $5.6 million. Operating Expenses grew due to the expansion of our sales capacity and marketing investments, additional software developers as we enhance our AI-driven Notebuilder tool, and costs of being a public company. Adjusted Operating Expenses, which exclude stock-based compensation and transaction expenses, increased 10% to $6.1 million from $5.5 million

●	Stock-based compensation expense was $384,000 compared to $97,000. Nearly 20% of the stock-based compensation expense in the first quarter of 2021 was attributable to a cumulative catch-up on options that had not been granted during the second half of 2020 due to the capital raise and closing of the company’s reverse merger

●	Net loss was $4.9 million compared to $4.7 million

●	EBITDA losses were $4.3 million compared to $4.1 million. Adjusted EBITDA losses were $3.7 million compared to $4.0 million as additional operating expenses were offset by higher gross profit

●	Cash and restricted cash as of March 31, 2021 was $19.3 million

Adjusted gross margin, Adjusted operating expenses, EBITDA and Adjusted EBITDA are a Non-GAAP financial measure. See “Non-GAAP Financial Measures”.

Conference Call

Augmedix will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Thursday, May 13, 2021 to discuss its first quarter 2021 financial results. The call may be accessed through an operator by calling (877) 407-3982 for domestic callers and (201) 493-6780 for international callers using conference ID: 13719307. A live and archived webcast of the event will be available at https://ir.augmedix.com/.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a "Health Enterprise" as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

About Augmedix

Augmedix converts natural clinician-patient conversation into medical documentation and provides live support, including referrals, orders, and reminders, so clinicians can focus on what matters most: patient care. The Augmedix platform is powered by a combination of proprietary automation modules and human-expert assistants operating in HIPAA-secure locations to generate accurate, comprehensive, and timely-delivered medical documentation. Augmedix services are compatible with over 37 specialties and are trusted by over one dozen American health systems and hundreds of independent clinicians supporting medical offices, clinics, hospitals and telemedicine. We estimate that our solution saves clinicians 2–3 hours per day, increases productivity by as much as 20%, and increases clinicians' satisfaction with work-life balance over 49%. To learn more about Augmedix, visit augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted cost of revenue, adjusted gross profit, adjusted gross margin, adjusted operating expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger and OTC listing. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Forward-Looking Statements

This press release contains "forward-looking statements" that involve a number of risks and uncertainties. Words such as "believes," "may," "will," "estimates," "potential," "continues," "anticipates," "intends," "expects," "could," "would," "projects," "plans," "targets," and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except Average Clinicians in Service)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$4,790	$3,970
Cost of revenue	2,665	2,590
Gross profit	2,125	1,380

General and administrative	3,529	2,868
Sales and marketing	1,574	1,239
Research and development	1,426	1,491
Total operating expenses	6,529	5,598
Loss from operations	(4,404)	(4,218)

Other income (expense), net	(500)	(520)
Net loss	$(4,904)	$(4,738)

Average Clinicians in Service	629	551

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Metrics

(Unaudited, in thousands)

	Three Months Ended
	March 31,
Stock-Based Compensation Expense	2021	2020
Cost of revenue	$55	$3
General and administrative	217	71
Sales and marketing	41	14
Research and development	71	9
Total stock-based compensation expense	$384	$97

Net loss	$(4,904)	$(4,738)
Interest	446	356
Tax	3	48
Depreciation	202	218
EBITDA	(4,253)	(4,116)
Stock-Based compensation expense	384	97
Transaction-related expenses	135	-
Adjusted EBITDA	$(3,734)	$(4,019)

GAAP Cost of Revenue	$2,665	$2,590
Less: Stock based compensation expense	55	3
Adjusted cost of revenue	2,610	2,587
Adjusted gross profit	$2,180	$1,383
Adjusted gross margin	45.5%	34.8%

GAAP Operating Expenses	$6,529	$5,598
Less: Transaction-related expenses	135	-
Less: Stock-based compensation expense	329	94
Adjusted Operating Expenses	$6,065	$5,504

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